Exhibit 5.1

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File No. 043493-0004
July 24, 2008
Neurogen Corporation
35 Northeast Industrial Road
Branford, CT 06405

Re:	Registration Statement on Form S-3; 19,704,032 shares of common stock, par value $0.025 per share
Ladies and Gentlemen:
     We have acted as special counsel to Neurogen Corporation, a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling stockholders of up to 6,489,704 shares (the “Exchange Shares”) of the Company’s common stock, $0.025 par value per share (the “Common Stock”), issuable upon exchange of 249,604 shares of the Company’s Series A Exchangeable Preferred Stock held by the selling stockholders and 13,214,328 shares of Common Stock purchased by certain of the selling stockholders on March 19, 2004 (the “Shares”). The Exchange Shares and the Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2008, as amended (File No. 333-150585) (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Exchange Shares and the Shares.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     1. Upon (i) the approval by the requisite stockholders of the Company, by votes cast in favor at a meeting of the stockholders that has been duly called, noticed and held in accordance with the provisions of the Bylaws and the DGCL, of an amendment to the Restated

June 24, 2008

Certificate of Incorporation of the Company, as amended (the “Restated Certificate”) that increases the authorized common stock to at least 100,000,000 shares (the “Amendment”) and (ii) the filing of the Amendment with, and the acceptance of the filed Amendment by, the Secretary of State of the State of Delaware, and assuming the Board of Directors of the Company at the time of the filing of the Amendment shall not have otherwise altered, withdrawn, repealed or revoked its prior adoption of the Amendment, approval of its filing or authorization and reservation of the Exchange Shares, the Exchange Shares will have been duly authorized by all necessary corporate action of the Company.
     2. When certificates representing the Exchange Shares (in the form of the specimen certificate examined by us) have been manually signed by an authorized officer of the transfer agent and registrar and the Exchange Shares have been issued and delivered by the Company in accordance with the terms of the Certificate of Designations, Number and Voting Powers, Preferences and Rights of Series A Exchangeable Preferred Stock of the Company (together with the Restated Certificate, the “Certificate of Incorporation”), the Exchange Shares will be validly issued, fully paid and non-assessable.
     3. The Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP